MESCALERO APACHE TRIBE

                              MESCALERO, NEW MEXICO

                              RESOLUTION NO. 03-05

WHEREAS, the Mescalero Apache Tribe is a federally recognized Indian Tribe organized under the Indian Reorganization Act of June 18, 1934 (25 USC ss. 476) (the "Tribe") and, under the Revised Constitution of the Mescalero Apache Tribe (the "Revised Constitution"), has full power and authority to act for the Tribe;

WHEREAS, the Mescalero Apache Tribal Council has the power under Article XI,
Section 1 (d) of the Revised Constitution to adopt and approve plans of operation to govern the conduct of any business or industry that will further the economic well-being of the members of the Tribe, and to undertake any activity of any nature whatsoever not inconsistent with Federal law or the Revised Constitution designed for the social or economic improvement of the Mescalero people; and

WHEREAS, the Mescalero Apache Tribal Council has the power under Article XIII,
Section 2 of the Revised Constitution to establish the principles and policies governing the operation and control of all enterprises of the Tribe.

NOW, THEREFORE, BE IT RESOLVED, that the Mescalero Apache Tribal Council, under the powers granted in Article XI, Section 1 (d) and Article XIII, Section 2 of the Revised Constitution desires to create the Inn of the Mountain Gods Resort and Casino, an unincorporated enterprise of the Apache Tribe of the Mescalero Reservation, to serve these purposes:

     (1) to be the umbrella enterprise for all tribal resort enterprises;

     (2) to direct and manage (i) all existing resort enterprises of the Mescalero Apache Tribe, specifically, the Inn of the Mountain Gods, Casino Apache, Ski Apache and Casino Apache Travel Center (created concurrently herewith), and (ii) all tribal enterprises created and established hereafter by the Mescalero Apache Tribe whose business activities are related to or associated with the currently existing resort and casino enterprises (hereinafter (i) and (ii) above are referred to collectively as the "Resort Enterprises");

     (3) to coordinate the goals, activities, operations, policies, practices and procedures of all Resort Enterprises established under the Inn of the Mountain Gods Resort and Casino pursuant to economic development, employment and other policies of the Mescalero Apache Tribal Council; and

     (4) to promote and foster business and economic development activities consistent with the opportunities afforded by the Resort Enterprises in conjunction with other business and economic development endeavors of the Mescalero Apache Tribe; and

BE IT FURTHER RESOLVED, the Mescalero Apache Tribe shall be the sole owner of the Inn of the Mountain Gods Resort and Casino; and


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BE IT FURTHER RESOLVED, that:

     (1) all assets intended for use in the development and operation of the Inn of the Mountain Gods Resort and Casino together with all income and earnings therefrom and all assets acquired therewith (the "Resort Assets") shall be dedicated to the sole and exclusive use of the Inn of the Mountain Gods Resort and Casino, separate and apart from the assets of the other tribal enterprises and the Tribe; provided that, upon transfer of any Resort Assets to the general fund or other accounts or holdings of the Mescalero Apache Tribe, such property shall cease to be an asset of the Inn of the Mountain Gods Resort and Casino;

     (2) all liabilities of the Inn of the Mountain Gods Resort and Casino arising out of, or incurred in connection with, the operation of its business shall be the sole and exclusive obligation of the Inn of the Mountain Gods Resort and Casino;

     (3) the management of the Inn of the Mountain Gods Resort and Casino shall exercise control and authority over the Resort Assets;

     (4) the management of the Inn of the Mountain Gods Resort and Casino shall, in consultation with the management of the Resort Enterprises, prepare an annual consolidated operating budget and an annual consolidated capital expenditure budget for the ongoing operations of the Inn of the Mountain Gods Resort and Casino and the Resort Enterprises and shall make a report to the Executive Committee of the Mescalero Apache Tribal Council with respect to each such proposed annual consolidated operating and consolidated capital budget before such budgets are effective; provided that, operating or capital expenditures required for any substantial expansion or modification of the operations of the Inn of the Mountain Gods Resort and Casino or the Resort Enterprises shall be subject to the approval of the Mescalero Apache Tribal Council;

     (5) the management of the Inn of the Mountain Gods Resort and Casino shall have the power and authority to cause each of the Resort Enterprises to manage their operations in accordance with the operating and capital budgets prepared for such Resort Enterprise by the Inn of the Mountain Gods Resort and Casino;

     (6) the management of the Inn of the Mountain Gods Resort and Casino shall have the power and authority (i) to operate and manage the business of the Inn of the Mountain Gods Resort and Casino in the ordinary course, (ii) to enter into agreements and incur liabilities in the ordinary course of its business as authorized by the Tribal Council and approved by the Tribal President through the formal authorization and approval of the budget of the Inn of the Mountain Gods Resort and Casino or specific Tribal Resolution for said agreement or liability, and (iii) to cause each of the Resort Enterprises to enter into agreements and incur liabilities in the ordinary course of their respective businesses as authorized by the Tribal Council and approved by the Tribal President through the formal authorization and approval of such Resort Enterprise's budget or specific Tribal Resolution for said agreement or liability;

     (7) with the approval of the Mescalero Apache Tribal Council, evidenced by Tribal Resolution, the Inn of the Mountain Gods Resort and Casino may also, as such is necessary for the conduct of the its business or that of the Resort Enterprises, (i) enter into contracts of


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guaranty or suretyship, borrow money, issue notes, bonds, debentures and other similar financial undertakings and secure any of the foregoing obligations or undertakings by pledge or other encumbrance of all or any part of the Resort Assets, and (ii) cause any of the Resort Enterprises to enter into contracts of guaranty or suretyship, borrow money, issue notes, bonds, debentures and other similar financial undertakings and to secure any of such foregoing obligations or undertakings by pledge or other encumbrance of all or any part of their respective property, other assets and income;

     (8) no agreement, contract, liability, note, bond, debenture or other financial undertaking of the Inn of the Mountain Gods Resort and Casino, may provide any waiver of sovereign immunity or extend any recourse of any type without the specific authorization of the Mescalero Apache Tribal Council and approval of the Tribal President as evidenced by a Tribal Resolution specifically adopted for that particular transaction;

     (9) as an independent Tribal Enterprise, the Inn of the Mountain Gods Resort shall be subject to (i) the reporting requirements of ss. 24-5-1 of the Mescalero Apache Tribal Code, (ii) the licensing and sales requirements of ss. 14-1-1 to ss. 14-2-6 of the Mescalero Apache Tribal Code, and (iii) the provisions of the Mescalero Apache Tribal Gaming Ordinance; and

     (10) the Fiscal Year of the Inn of the Mountain Gods Resort and Casino shall commence on May 1 and end on April 30 of each subsequent year, and

BE IT FINALLY RESOLVED, that the Mescalero Apache Tribal Council approves the creation of the Inn of the Mountain Gods Resort and Casino as an unincorporated enterprise of the Apache Tribe of the Mescalero Reservation with the powers, privileges and attributes herein delineated.



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                                  CERTIFICATION


The foregoing enactment of the Mescalero Apache Tribal Council is duly adopted and approved on the 2nd day of April, 2003, at legally called session of the Mescalero Apache Tribal Council, at which a quorum was present and at which a majority of the members voted in favor thereof. This enactment is approved by the President of the Mescalero Apache Tribe under authority of Article XII,
Section 1, of the Revised Constitution.





                                                   /s/ Sandra Platero
                                                   -----------------------------
                                                   Sandra Platero, Secretary




                                                   /s/ Sara Misquez
                                                   -----------------------------
                                                   Sara Misquez, President



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                             MESCALERO APACHE TRIBE

                              MESCALERO, NEW MEXICO

                              RESOLUTION NO. 03-28

WHEREAS, The Mescalero Apache Tribe is an Indian Tribe organized under the Indian Reorganization Act of June 18, 1934 (25 USC 476) and under its Revised Constitution has full power and authority to act for the Tribe, and

WHEREAS, The Mescalero Apache Tribal Council has the power under Article XI,
Section 1 (d) to adopt and approve plans of operation to govern the conduct of any business or industry that will further the economic well-being of the members of the Tribe, and to undertake any activity of any nature whatsoever, not inconsistent with Federal law or the Revised Constitution designed for the social or economic improvement of the Mescalero people, and

WHEREAS, The Mescalero Apache Tribal Council has the power under Article XI,
Section 1 (h) to regulate its own procedures, including the adoption of bylaws, and to appoint subordinate boards, commissions, committees, tribal officials and employees not otherwise provided for in the Revised Constitution, and

WHEREAS, The Mescalero Apache Tribal Council has the power under Article XIII,
Section 2 to establish the principles and policies governing the operation and control of all Enterprises of the Tribe, and

WHEREAS, The Mescalero Apache Tribal Council, under the powers granted in
Article XI, Section 1 (d) and Article XIII, Section 2, created the Inn of the Mountain Gods Resort and Casino through Resolution No. 03-05, an Enterprise of the Apache Tribe of the Mescalero Reservation, for the purpose of operating the Resort Enterprises owned by the Mescalero Apache Tribe, and revised its operating structure through Resolution No. 03-29, and

WHEREAS, the Inn of the Mountain Gods Resort and Casino desires to modify its plan of operations to provide for a Management Board. Such Board will be responsible for overseeing the Enterprise's conduct of business, approving policies and procedures, and acting as a liaison to the Tribal Council. The structure of this Board is described in the accompanying Charter and is incorporated into this Resolution by reference.

NOW, THEREFORE, BE IT RESOLVED that the Mescalero Apache Tribal Council approves the establishment of such a Management Board as described in the accompanying Charter, and authorizes the Board to supervise and direct the Enterprise's operations pursuant to said Charter.




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                              ATTACHMENT TO TRIBAL
                              RESOLUTION NO. 03-28

                CHARTER OF THE MANAGEMENT BOARD OF THE INN OF THE
                         MOUNTAIN GODS RESORT AND CASINO

(11) Management of the Inn of the Mountain Gods Resort and Casino Enterprise

1. There is hereby established a Management Board of the Inn of the Mountain Gods Resort and Casino, an unincorporated business enterprise of the Mescalero Apache Tribe (the ENTERPRISE), the purpose of which is to carry out the duties and powers of the Enterprise as set forth in this Charter and in Tribal Resolutions No. 03-05 and 03-29 (as such Resolutions may from time to time be amended, modified, supplemented or restated by duly adopted resolution of the Mescalero Apache Tribal Council, the ORGANIC RESOLUTIONS).

2. The Management Board shall consist of at least seven but no more than nine members: all four (4) members of the Executive Committee of the Mescalero Apache Tribal Council; the Chief Executive Officer - Mescalero Apache Tribal Enterprises; the Chief Operating Officer of the Enterprise; and at least one but no more than three independent members selected at large, being individuals familiar with business and financial operations, preferably in the resort industry or a related business: gaming, lodging, golf, skiing or convention (the INDEPENDENT MEMBERS). The Independent Members shall be designated by the President of the Mescalero Apache Tribe subject to the concurrence of the Mescalero Apache Tribal Council. No non-independent member of the Management Board shall continue to be a member thereof after he or she ceases to be a member of the Executive Committee or employed in the position of Chief Executive Officer - Mescalero Apache Tribal Enterprises or Chief Operating Officer of the Enterprise.

3. The President of the Mescalero Apache Tribe shall serve as Chairperson of the Management Board.

4. The Management Board, by resolution duly adopted and affirmed by the Mescalero Apache Tribal Council, shall designate officers to fill the offices of Vice Chairperson, Secretary and Treasurer of the Board. The designation of such officers shall not operate to relieve the Management Board, or members thereof, of any responsibility imposed by this Charter.

5. No member of the Management Board shall be liable to any creditor or employee of the Enterprise or its subsidiaries (the RESORT ENTERPRISES) by reason of his or her status as a member, or by reason of acts done in the course of his or her official duties under this Charter.

(12) Operation of the Enterprise


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1.   The Enterprise shall conduct its business and manage the Resort Enterprises pursuant to policies and procedures adopted by the Management Board consistent with this Charter and the Organic Resolutions.

2. The Management Board shall meet as often as necessary to conduct its business, but not less frequently than quarterly. Meetings may be called by the Chairperson or in his or her absence by the Vice-Chairperson, by giving notice to other Management Board members at least three (3) days in advance of the meeting or, in the case of an emergency meeting, twenty-four (24) hours notice. Notice of meetings will be furnished to the Mescalero Apache Tribal Council. On all matters requiring an immediate decision to protect the operations and property of the Enterprise, Management Board members may give their vote to the Chairman or Vice-Chairman by telephone and confirm their vote in writing. A majority of the members of the Management Board shall constitute a quorum for the transaction of business, but no Enterprise actions shall be taken by a vote of less than a majority of the Management Board members.

3. The Management Board shall keep complete and accurate records of all meetings and actions taken, make periodic reports to the Mescalero Apache Tribal Council, not less than quarterly, and submit a complete annual report, in written form, to the Mescalero Apache Tribal Council as is required by the: provisions of this Charter.

4. The members of the Management Board may receive a stipend for their services in an amount approved by the Mescalero Apache Tribal Council. Members of the Management Board shall be reimbursed for actual expenses incurred in the discharge of their duties, including necessary travel expenses. In no event shall compensation be based on the profitability of Gaming operations.

(13) Perpetual Succession

The Management Board shall have perpetual succession in its corporate name.

(14) Ability to Sue and Be Sued

1. The Enterprise, by resolution duly adopted by the Management Board and the Mescalero Apache Tribal Council, shall have the authority to, or to cause each of the Resort Enterprises to, (i) consent to sue and to be sued in its enterprise name or to submit to arbitration or alternative dispute resolution any dispute, controversy or claim arising out of its business and operations and (ii) agree by contract to waive its immunity from suit; but the Mescalero Apache Tribe shall not be liable for the debts or obligations of the Enterprise or the Resort Enterprises, and neither the Enterprise nor the Resort Enterprises shall have the power to pledge or encumber the assets of the Mescalero Apache Tribe. This provision does not constitute a waiver of any immunity of the Mescalero Apache Tribe or a delegation to the Enterprise of the power to make, such a waiver. The ability of the Enterprise or the Resort Enterprises to sue and be sued and to waive


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immunity from suit shall at all times remain with the Mescalero Apache Tribal
Council to be granted by duly adopted resolution.

2. The Enterprise, by resolution duly adopted by the Management Board and the Mescalero Apache Tribal Council, shall have the authority to consent, or to cause each of the Resort Enterprises to consent, (i) to the exercise of jurisdiction over any suit or over the Enterprise or Resort Enterprise, as the case may be, by the State Courts of New Mexico or any other state, the federal courts, the tribal courts of the Mescalero Apache Tribe or any other Indian tribe, or the courts of any United States territory or foreign jurisdiction, and (ii) to arbitration or alternative dispute resolution. Such authority shall at all times remain with the Mescalero Apache Tribal Council to be granted by duly adopted resolution.

3. Except as expressly provided in this section, the Mescalero Apache Tribe by the adoption of this Charter and the establishment of the Management Board is not waiving its sovereign immunity in any respect or consenting to the jurisdiction of any court. The provisions of this Charter shall be strictly construed with a view toward protecting tribal assets from the reach of creditors and others.

(15) Objectives of Management Board

     The objectives for which the Management Board is organized are to exercise control over the management and conduct of the business and operations of the Enterprise, to provide a fair return to the Mescalero Apache Tribe on its investments and, where practical, to ensure the employment of members of the Mescalero Apache Tribe in the operation of the Enterprise and the Resort Enterprises.

(16) Powers of Management Board

     Subject to the limitations set forth in this Charter, the Organic Resolutions, the Gaming Ordinance and other provisions of Tribal law, the Management Board shall have control over the management and conduct of all Enterprise business, operations and affairs and shall have the full power to act for and bind the Enterprise and the Resort Enterprises. Such authority shall be exercised pursuant to the policies and procedures adopted by the Management Board and, where appropriate, by duly adopted resolution of the Mescalero Apache Tribal Council. The Management Board shall have the power:

     A. to cause the Enterprise to engage in other activities as determined by the Management Board to be in the best interest of the Enterprise and the Mescalero Apache Tribe, provided that such other activities are resort-industry related activities;

     B. to adopt, amend or repeal policies and procedures of the Enterprise, including personnel policies arid the terms and conditions of employment relating to the business of the Enterprise;


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     C.   to prescribe the duties of, and fix the compensation for, officers, employees and other agents of the Enterprise and the Resort Enterprises, and indemnify members, officers, employees and agents;

     D. to enter into, make, perform and carry out, cancel and rescind contracts, agreements and understandings for any lawful purpose pertaining to Enterprise business or incidental to the purposes for which it was established with any Federal, state or local (including the Tribe) governmental agency or authority or with any person, partnership, limited partnership, corporation, limited liability company, Indian tribe, Tribal entity, or other entity;

     E. to lease property from the Mescalero Apache Tribe, a Tribal Entity or others for such periods as are authorized by law, and to hold, mortgage, manage or sublease the same;

     F.   to give guarantees and incur liabilities;

     G. to obtain financing and refinancing, to borrow money at rates of interest as the Enterprise may determine, to issue temporary or long term indebtedness and to repay the same;

     H. to mortgage or pledge assets and receipts of the Enterprise and the Resort Enterprises as security for debts;

     I. to purchase, receive, take by grant, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use, and otherwise enjoy all powers necessary or appropriate to deal in and with, property, or an interest in property, wherever situated for use in the business affairs of the Enterprise;

     J. to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, or create a security interest in any property or an interest in property of the Enterprise and the Enterprise Resorts, wherever situated;

     K. to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, employ, sell, lend, lease, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with, bonds and other obligations, shares or other securities or interests issued by others, whether engaged in similar or different business, governmental, or other activities, including banking corporations and trust companies;

     L. to employ or approve the employment by the Enterprise and the Resort Enterprises of contractors, consultants, attorneys and accountants;

     M. to undertake and carry out studies and analyses of existing Resort Enterprise operations and potential new resort enterprises;


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     N.   to purchase or authorize the purchase of insurance from any stock or mutual company for any property or against any risk or hazards;

     O. to establish and maintain such bank accounts and other depository relationships as may be necessary or convenient;

     P. to allow the Enterprise and the Resort Enterprises to sue and be sued their enterprise name, upon any contract, claim or obligation arising out of its activities under this Charter and to agree by contract to waive its immunity from suit; Q. to consent to the exercise of jurisdiction over any suit or over the Enterprise or the Resort Enterprises by the State Courts of New Mexico or any other state, the federal courts, the tribal courts of the Tribe or any other Indian tribe, or the courts of any United States territory or foreign jurisdiction, or to arbitration or alternative dispute resolution; and

     R. to enjoy the sovereign immunity of the Mescalero Apache Tribe, to the same extent as the Tribe.

     S. to take all such other actions and do all such other things that are not prohibited by this Charter, the Organic Resolutions, the Gaming Ordinance, and tribal or any other applicable law.

     (17) Reports to the Board

     1. The Management Board shall prepare and submit to the Mescalero Apache Tribal Council within thirty (30) days after the close of each quarter a quarterly report, signed by the Chairperson, showing:

     A.   a summary of the quarter's activities;

     B.   the financial condition of the Enterprise;

     C.   any significant problems and accomplishments;

     D.   plans for the following quarter; and

     E.   such other information as the Management Board deems pertinent.

     2. The Management Board shall prepare and submit to the Mescalero Apache Tribal Council within sixty (60) days after the close of each fiscal year an annual report, signed by the Chairperson, showing:

     A.   a summary of the year's activities;

     B. the complete financial condition of the Enterprise including a detailed report outlining the operations of the Enterprise;


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     C.   any significant problems and accomplishments;

     D.   plans for the following year; and

     E.   such other information as the Management Board deems pertinent.

Such reporting requirements shall commence upon completion of the fiscal year after this Charter has been in effect.

     (18) Indemnification of Officers, Employees and Board Members of the Enterprise

     The Management Board shall arrange for the indemnification of current and former members of the Management Board, and may elect to arrange for the indemnification of certain current and former officers, employees and agents of the Enterprise and the Resort Enterprises (jointly and severally, the INDEMNITEES), against reasonable expenses actually and necessarily incurred by Indemnitees in connection with the defense of any action, suit or proceeding in which such Indemnitee is made a party by reason of being, or having been such officer, employee, agent or member except in relation to matters as to which such Indemnitee shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of duty; or except in relation to matters in which such Indemnitee was acting beyond the scope of his or her employment or duties and responsibilities. The Management Board shall also arrange to reimburse any Indemnitee for the reasonable costs of settlements of any such action, suit or proceeding if it shall be found by a majority of the Management Board other than the member(s) of the Management Board involved in such action, suit or proceeding (whether or not a quorum exists), that it is in the best interest of the Enterprise and the Mescalero Apache Tribe that such settlement be made and that such Indemnitee was not guilty of gross negligence or misconduct, or acting beyond the scope of his or her employment or duties and responsibilities. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights which such Indemnitee may be entitled to receive.

     (19) Personal Interest

     During his or her tenure and one year thereafter, no member of the Management Board, or any officer or employee of the Enterprise or any of the Resort Enterprises, or any other public official who exercises any responsibilities or functions with respect to the Enterprise or any of the Resort Enterprises (collectively, INSIDERS) shall voluntarily acquire any interest, direct or indirect, in any business doing, or seeking to do, business in any manner with the Enterprise or any of the Resort Enterprises. If any Insider involuntarily acquires any such interest, or voluntarily or involuntarily, acquired any such interest prior to becoming an Insider, such Insider shall immediately disclose his or her interest in writing to the Management Board and the Mescalero Apache Tribal Council, such disclosure shall be entered in the minutes of the Management Board, and such Insider shall have sixty (60) days to dispose of such interest. In the interim, such Insider shall not participate in any action by the Management Board, the Enterprise or any of the Resort Enterprises relating to, concerning or affecting the business or business opportunity in which he or she has any such interest.

     (20) Fidelity Bond


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     The Management Board, on behalf of and in the name of the Enterprise and the Resort Enterprises, may obtain or provide for the obtaining of adequate fidelity bond coverage of officers, agents, or employees of the Enterprise and the Resort Enterprises handling cash or authorized to sign checks or certify vouchers.

     (21) Audit Committee

     The Audit Committee of the Management Board shall consist of a minimum of four members drawn from the Management Board, at least one of whom shall be an Independent Member. Members of the Committee shall be appointed by the Management Board and may be removed by the Management Board in its discretion. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert. The members of the Committee shall designate a Committee Chair from among Committee members to serve at their pleasure.

     (22) Audit Committee Purpose and Powers

     The purpose of the Committee shall be to assist the Management Board in its oversight of the integrity of the financial statements of the Enterprise, of the Enterprise's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Enterprise's internal audit function and independent auditors.

     In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

     1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal and regulatory requirements.

     2. To discuss with management and the independent auditor, as appropriate, earnings, press releases and financial information and earnings guidance provided to analysts and to rating agencies.

     3. To recommend, for Mescalero Apache Tribal Council approval, the independent auditor to examine the Enterprise's accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Enterprise by the Enterprise's independent auditor.

     4. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Enterprise's risk assessment and risk management policies, including the Enterprise's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.


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     5.   To review the Enterprise's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Enterprise's financial statements, including alternatives to, and the rationale for, the decisions made.

     6. To review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines and (ii) annual audit plan, budget and staffing.

     7. To review, with the Director of Finance, the Chief Financial Officer-Mescalero Apache Tribe, or such others as the Committee deems appropriate, the Enterprise's internal system of audit and financial controls and the results of internal audits.

     8. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Enterprise.

     9. To prepare and publish an annual committee report in appropriate public filings of the Enterprise.

     10. To set policies for the hiring of employees or former employees of the Enterprise's independent auditor.

     11. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Enterprise. This shall include, at a minimum, regular reviews of the compliance processes in general. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other Enterprise officers or employees.

     (23) Audit Committee Practices

     1. MEETINGS. The Committee will meet at least 6 times per year, generally on a day different than the regularly scheduled Management Board meeting to allow time for in-depth discussion. The Committee shall meet separately at least quarterly with management, with the Enterprise accounting staff, the Mescalero Apache Tribal Gaming Commission's audit staff and also with the Enterprise's independent auditors.

     2. REVIEW OF FINANCIAL STATEMENTS. The Committee will review the Enterprise's 10-K in detail with the Chief Operating Officer, the Director of Finance and the full


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          Management Board at a June board meeting held solely for this purpose.
          The Committee will meet to review the Enterprise's 10-Qs with the Director of Finance. The Chief Financial Officer-Mescalero Apache Tribe, the head of the internal audit staff head and the Enterprise's independent auditor will be present at these meetings.

     3. QUARTERLY REVIEW OF CHIEF OPERATING OFFICER AND DIRECTOR OF FINANCE CERTIFICATION PROCESS. In conjunction with its reviews of the 10-Ks and 10-Qs, the Committee will also review the process for the Chief Operating Officer and Director of Finance quarterly certifications required by the SEC with respect to the financial statements and the Enterprise's disclosure and internal controls, including any material changes or deficiencies in such controls. The Committee shall also meet twice a year for review of the Enterprise's disclosure controls and procedures.

     4. REVIEW OF EARNINGS RELEASES AND INFORMATION PROVIDED TO ANALYSTS AND RATING Agencies. The Director of Finance shall review earnings releases with the Chair of the Committee prior to their release to the public. Prior to the event, the Chief Operating Officer or the Director of Finance shall review with the Committee, or the full Management Board, the substance of any presentations to analysts or rating agencies which constitute a shift in the Enterprise's strategy or outlook. In addition, the Chief Operating Officer or Director of Finance shall review subsequently with the Committee, or the full Management Board, a summary of major presentations that have been given to analysts or rating agencies that do not constitute a shift in strategy or outlook.

     5. APPROVAL OF AUDIT AND NON-AUDIT SERVICES. In addition to recommending the engagement of the independent auditor to audit the Enterprise's consolidated financial statements, the Committee will approve all use of the Enterprise's independent auditor for non-audit services prior to any such engagement. The Enterprise will obtain such limited non-audit services from the Enterprise's auditor only when the services offered by the auditor's firm are more effective or economical than services available from other providers, and, to the extent possible, only following competitive bidding for such services.

     6. HIRING GUIDELINES FOR INDEPENDENT AUDITOR EMPLOYEES. The Committee has adopted the following practices regarding the hiring by the Enterprise of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Enterprise's independent auditor on any aspect of their certification of the Enterprise's financial statements. "Audit assurance" includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

     A. No member of the audit team that is auditing the Enterprise can be hired into the Enterprise or the Resort Enterprises for a period of 2 years following association with that audit.

     B. No former employee of the independent auditor may sign an Enterprise SEC filing for 5 years following employment with the independent auditor.

     C. No former employee of the independent auditor may be named an Enterprise or Tribal officer for 3 years following employment by the independent auditor.

     D. The President of the Mescalero Apache Tribe must approve all executive hires from the independent auditor.

     E. The Director of Finance shall report annually to the Committee the profile of the preceding year's hires from the independent auditor.

     7. PROCESS FOR HANDLING COMPLAINTS ABOUT ACCOUNTING MATTERS. As part of the Management Board's procedure for receiving and handling complaints or concerns about conduct of the Enterprise and the Resort Enterprises, the Committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the Enterprise and the Resort Enterprises regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Enterprise and Resort Enterprise employees of concerns regarding questionable accounting or auditing matters.

     A. The Enterprise has established and published a special mail address for receiving complaints regarding accounting, internal accounting controls, or auditing matters.

     B. All such complaints will be sent to the Chairperson and to the Chair of the Audit Committee.

     C. All complaints will be tracked and handled by the Enterprise's finance and outside legal staffs in the normal manner, except as the Audit Committee may request.

     D. The status of the complaints will be reported on a quarterly basis to the Chairperson and the Chair of the Audit Committee and, if they so direct, to the Committee or the full Management Board.

     E. The Chairperson or Audit Committee Chair may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to them. The Enterprise's policy manual prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

     8. AUDIT COMMITTEE MEMBERSHIPS. The Committee has determined that in view of the increasing demands and responsibilities of the Audit Committee, members of the Committee should not serve on more than two additional audit committees of other companies, and the Chair of the Committee should not serve on more than one other audit committee of a public company. Existing relationships exceeding these limits may continue in place provided that the full Management Board determines that such relationships do not impair the member's ability to serve effectively on the Committee.

     9. AUDIT PARTNER ROTATION. The Committee shall ensure that the lead audit partners assigned by the Enterprise's independent auditor to the Enterprise, as well as the audit partner responsible for reviewing the Enterprise's audit shall be changed at least every five years.

     10. RECOMMENDATIONS. The Committee shall report its recommendations to the Management Board after each committee meeting and shall conduct and present to the Management Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this audit committee provision of the Charter and recommend any proposed changes to the Management Board for approval and adoption by the Mescalero Apache Tribal Council.

                                  CERTIFICATION


The foregoing enactment of the Mescalero Apache Tribal Council is duly adopted and approved on the 15th day of July, 2003, at legally called session of the Mescalero Apache Tribal Council, at which a quorum was present and at which a majority of the members voted in favor thereof. This enactment is approved by the President of the Mescalero Apache Tribe under authority of Article XII,
Section 1, of the Revised Constitution.



                                                   /s/ Sandra Platero
                                                   ----------------------------
                                                   Sandra Platero, Secretary




                                                   /s/ Sara Misquez
                                                   ----------------------------
                                                   Sara Misquez, President

                             MESCALERO APACHE TRIBE

                              MESCALERO, NEW MEXICO

                              RESOLUTION NO. 03-29

WHEREAS, the Mescalero Apache Tribe is a federally recognized Indian Tribe organized under the Indian Reorganization Act of June 18, 1934 (25 USC ss. 476) (the "Tribe") and, under the Revised Constitution of the Mescalero Apache Tribe (the "Revised Constitution"), has full power and authority to act for the Tribe; and

WHEREAS, the Mescalero Apache Tribal Council has the power under Article XI,
Section 1 (d) of the Revised Constitution to adopt and approve plans of operation to govern the conduct of any business or industry that will further the economic well-being of the members of the Tribe, and to undertake any activity of any nature whatsoever not inconsistent with Federal law or the Revised Constitution designed for the social or economic improvement of the Mescalero people; and

WHEREAS, the Mescalero Apache Tribal Council has the power under Article XIII,
Section 2 of the Revised Constitution to establish the principles and policies governing the operation and control of all enterprises of the Tribe; and

WHEREAS, the Mescalero Apache Tribal Council created the Inn of the Mountain Gods Resort and Casino by Resolution No. 03-05 to carry out the following functions:

     (1) to be the umbrella enterprise for all tribal resort enterprises;

     (2) to direct and manage (i) all existing resort enterprises of the Mescalero Apache Tribe, specifically, the Inn of the Mountain Gods, Casino Apache, Ski Apache and Casino Apache Travel Center, and (ii) all tribal enterprises created and established hereafter by the Mescalero Apache Tribe whose business activities are related to or associated with the currently existing resort and casino enterprises (hereinafter (i) and (ii) above are referred to collectively as the "Resort Enterprises");

     (3) to coordinate the goals, activities, operations, policies, practices and procedures of all Resort Enterprises established under the Inn of the Mountain Gods Resort and Casino pursuant to economic development, employment and other policies of the Mescalero Apache Tribal Council;

     (4) to promote and foster business and economic development activities consistent with the opportunities afforded by the Resort Enterprises in conjunction with other business and economic development endeavors of the Mescalero Apache Tribe; and

WHEREAS, the Mescalero Apache Tribal Council desires to further stress its intention that the Inn of the Mountain Gods Resort and Casino operate all Tribal Resort Enterprises as a single, cohesive business unit for the economic betterment of the Mescalero Apache Tribe by consolidating ownership of each of the Resort Enterprises under the Inn of the Mountain Gods Resort and Casino enterprise.

NOW, THEREFORE, BE IT RESOLVED, that the Mescalero Apache Tribal Council, transfers ownership by donation of the following enterprises of the Mescalero Apache Tribe to the Inn of the Mountain Gods Resort and Casino:

     (24) Casino Apache

     (25) Ski Apache

     (26) Inn of the Mountain Gods

     (27) Casino Apache Travel Center

BE IT FURTHER RESOLVED, that each of the donated enterprises, each a Resort Enterprise, shall be considered as direct operating subsidiaries of the Inn of the Mountain Gods Resort and Casino, with full preservation of separate assets, liabilities and equity, separate books and records; separate bank accounts; and separate annual audits; and

BE IT FURTHER RESOLVED, the Mescalero Apache Tribe shall continue as the sole owner of the Inn of the Mountain Gods Resort and Casino; and

BE IT FURTHER RESOLVED, the management of the Inn of the Mountain Gods Resort and Casino shall have prepared an annual audit of its consolidated activities; and

BE IT FINALLY RESOLVED, that the Mescalero Apache Tribal Council approves the transfer of ownership by donation of Casino Apache, Ski Apache, Inn of the Mountain Gods, and Casino Apache Travel Center to the Inn of the Mountain Gods Resort and Casino, an enterprise of the Mescalero Apache Tribe, with the powers, privileges and attributes delineated in Resolution No. 03-05 as supplemented herein.

                                  CERTIFICATION


The foregoing enactment of the Mescalero Apache Tribal Council is duly adopted and approved on the 15th day of July, 2003, at legally called session of the Mescalero Apache Tribal Council, at which a quorum was present and at which a majority of the members voted in favor thereof. This enactment is approved by the President of the Mescalero Apache Tribe under authority of Article XII
Section 1, of the Revised Constitution.



                                                   /s/ Sandra Platero
                                                   ----------------------------
                                                   Sandra Platero, Secretary




                                                   /s/ Sara Misquez
                                                   ----------------------------
                                                   Sara Misquez, President